Because of the electronic format for filing Form NSAR does not provide adequate space for responding to Item #15, the additional answers are as follows:

Item 15  Additional Sub-custodians:

Deutsche Bank AG, Netherlands (Via Paris),
Paris, France
Deutsche Bank AG, Frankfurt, Germany
Deutsche Bank AG, Seoul, Republic of Korea
Deutsche Bank AG, Amsterdam, Netherlands
Citibank, N.A., San Juan, Puerto Rico
UniCredit Bank Serbia JSC, Belgrade, Serbia
United Overseas Bank Limited, Singapore, Singapore
FirstRand Bank Limited, Johannesburg, South Africa
Standard Chartered Bank of Uganda Limited, Kampala, Uganda Deutsche Bank S.p.A., Milan, Italy
Credit Suisse AG, Zurich, Switzerland
HSBC Bank Middle East Limited, Abu Dhabi,
United Arab Emirates
Deutsche Bank AG, Netherlands (via Paris), Lisbon, Portugal Standard Chartered Bank (Taiwan) Limited, Taipei, Taiwan UniCredit Bulbank AD, Sofia, Bulgaria
Zagrebacka Banka d.d., Zagreb, Croatia
UniCredit Bank Czech Republic A.S., Prague, Czech Republic UniCredit Bank Slovakia A.S., Bratislava, Slovak Republic Unicredit Bank d.d. Mostar, Federation of Bosnia and Herzegovina Unicredit Bank d.d. Banja Luka, Republic of Srpska
State Street Bank & Trust Co. U.K. Branch, London, Ireland


Type of Custody:  Foreign Custodian Rule 17f 5